                                                                     Exhibit 4.8

                             CDF FINANCING, L.L.C.,
                                 as Transferor,

                 GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION,
                                  as Servicer,

                                       and

                            WILMINGTON TRUST COMPANY,

                                   as Trustee

                               -------------------

                           SERIES 2004-NTC SUPPLEMENT

                              Dated as of [ ], 2004

                                       to

              AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT

                            Dated as of April 1, 2000

                               -------------------

             DISTRIBUTION FINANCIAL SERVICES FLOORPLAN MASTER TRUST
                                 SERIES 2004-NTC

                                                      Series 2004-NTC Supplement

                                TABLE OF CONTENTS

                                                                                                               PAGE
ARTICLE I       CREATION OF THE SERIES 2004-NTC CERTIFICATE...............................................      1

         SECTION 1.1    DESIGNATION.......................................................................      1

ARTICLE II      Definitions...............................................................................      1

         SECTION 2.1    DEFINITIONS.......................................................................      1

ARTICLE III     Servicing Fee.............................................................................      9

         SECTION 3.1    Servicing Compensation............................................................      9

         SECTION 3.2    Servicer Advances................................................................      10

ARTICLE IV      RIGHTS OF SERIES 2004-NTC CERTIFICATEHOLDER AND ALLOCATION AND APPLICATION OF
                COLLECTIONS..............................................................................      10

         SECTION 4.1    Allocations; Payments to Transferor..............................................      10

         SECTION 4.2    Monthly Interest; Determination of Certificate Rate..............................      10

         SECTION 4.3    Determination of Monthly Principal...............................................      11

         SECTION 4.4    Establishment of [Reserve Fund and] Funding Accounts.............................      11

         SECTION 4.5    Deficiency Amount................................................................      13

         SECTION 4.6    Application of Investor Non-Principal Collections, Investment Proceeds,
                        Servicer Advances and Available Investor Principal Collections...................      14

         SECTION 4.7    Payments to Series 2004-NTC Certificateholder....................................      15

         SECTION 4.8    Application of Reserve Fund......................................................      16

         SECTION 4.9    Investor Charge-Offs.............................................................      16

         SECTION 4.10   Transferor Amount................................................................      17

         SECTION 4.11   Excess Principal Collections.....................................................      17

ARTICLE V       PAYMENT AND REPORTS TO SERIES 2004-NTC CERTIFICATEHOLDER.................................      17

         SECTION 5.1    Payments.........................................................................      17

         SECTION 5.2    Reports and Statements to Series 2004-NTC Certificateholder......................      17

ARTICLE VI      EARLY AMORTIZATION EVENTS................................................................      18

         SECTION 6.1    Additional Early Amortization Events.............................................      18

ARTICLE VII     OPTIONAL REPURCHASE......................................................................      19

         SECTION 7.1   Optional Repurchase...............................................................      19

ARTICLE VIII    FINAL PAYMENTS...........................................................................      20

                                       -i-            Series 2004-NTC Supplement

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                             PAGE
         SECTION 8.1    Sale of Certificateholder's Interest Pursuant to Section 2.3 of the
                        Agreement; Payments Pursuant to Section 7.1 of this Series Supplement or
                        Section 2.3 or 12.2(c) of the Agreement..........................................      20

         SECTION 8.2    Payment of Proceeds of Sale, Disposition or Liquidation of the
                        Receivables Pursuant to Section 9.2 of the Agreement.............................      20

ARTICLE IX      MISCELLANEOUS PROVISIONS.................................................................      21

         SECTION 9.1    Securities Law Filings...........................................................      21

         SECTION 9.2    Ratification of Agreement........................................................      21

         SECTION 9.3    Counterparts.....................................................................      21

         SECTION 9.4    Governing Law....................................................................      21

         SECTION 9.5    [reserved].......................................................................      21

         SECTION 9.6    The Trustee; Paying Agent; Transfer Agent and Registrar..........................      21

         SECTION 9.7    Instructions in Writing..........................................................      22

         SECTION 9.8    [Initial Funding of Reserve Fund.................................................      22

         SECTION 9.9    Severability; Certificate Rate Limitation........................................      22

         SECTION 9.10   Headings.........................................................................      22


EXHIBIT A                  FORM OF NOTE TRUST CERTIFICATE
EXHIBIT B                  FORM OF PAYMENT DATE STATEMENT

SCHEDULE 1                 SERIES 2004-NTC ACCOUNTS

                                      -ii-            Series 2004-NTC Supplement

      SERIES 2004-NTC SUPPLEMENT dated as of [ ], 2004 (this "Series Supplement"), among CDF FINANCING, L.L.C., a Delaware limited liability company, as Transferor, GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION, a Nevada corporation, as Servicer, and WILMINGTON TRUST COMPANY, as successor to The Chase Manhattan Bank, as Trustee.

      Pursuant to Section 6.3 of the Amended and Restated Pooling and Servicing Agreement, dated as of April 1, 2000 (as amended, the "Agreement"), among the Transferor, the Servicer and the Trustee, the Transferor may from time to time direct the Trustee to issue, on behalf of the Trust, one or more new Series of Investor Certificates.

      Pursuant to this Series Supplement, the Transferor and the Trustee shall create a new Series of Investor Certificates and specify the Principal Terms thereof.

                                    ARTICLE I

                   Creation of the Series 2004-NTC Certificate

      SECTION 1.1 Designation.

      (a) There is hereby created a Series of Investor Certificates to be issued pursuant to the Agreement and this Series Supplement to be known as the "Note Trust Certificate" or the "Series 2004-NTC Certificate", which shall consist of one Class.

      (b) In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Agreement, the terms and provisions of this Series Supplement shall govern.

                                   ARTICLE II

                                   Definitions

      SECTION 2.1 Definitions.

      (a) Whenever used in this Series Supplement the following words and phrases shall have the following meanings:

      "Accumulation Period" shall mean, unless an Early Amortization Event shall have occurred prior thereto (other than an Early Amortization Event which has resulted in an Early Amortization Period which has ended as described in clause
(c) of the definition of Early Amortization Period in the Agreement), the period commencing on the Accumulation Period Commencement Date and ending upon the earlier of (a) the commencement of an Early Amortization Period and (b) the Expected Final Payment Date.

      "Accumulation Period Commencement Date" shall mean the first day of the calendar month which is the fifth calendar month prior to the calendar month in which the Expected Final Payment Date occurs; provided, however, that upon written notice to the Trustee, the Servicer may elect to postpone the Accumulation Period Commencement Date so that the number of

                                                      Series 2004-NTC Supplement
months included in the Accumulation Period shall equal or exceed the Accumulation Period Length; provided, further, that such election shall only be permitted if the Accumulation Period Length is less than five months and that the Accumulation Period Commencement Date shall not be postponed beyond the first day of the calendar month which is the second calendar month prior to the calendar month in which the Expected Final Payment Date occurs.

      "Accumulation Period Length" shall mean, as determined by the Servicer on each Determination Date, beginning with the Determination Date occurring in the calendar month which is the sixth calendar month prior to the calendar month in which the Expected Final Payment Date occurs, the number of calendar months that the Servicer expects to be required so that sufficient funds are on deposit in the Principal Funding Account no later than the Expected Final Payment Date to pay the outstanding principal balance of the Series 2004-NTC Certificate, based on (a) the expected monthly collections of Principal Receivables expected to be distributable to the Series 2004-NTC Certificateholder assuming a principal payment rate no greater than the lowest Monthly Payment Rate on the Receivables for the preceding three months, so that, for example, if the lowest Monthly Payment Rate for that preceding three month period is 50% or more, the number of calendar months required would be two; if the lowest Monthly Payment Rate for that preceding three month period is between 33.33% and 50%, the number of calendar months required would be three; if the lowest Monthly Payment Rate for that preceding three month period is between 25% and 33.33%, the number of calendar months required would be four; and if the lowest Monthly Payment Rate for that preceding three month period is between 20% and 25%, the number of calendar months required would be five; and (b) the amount of principal expected to be distributable to Investor Certificateholders of other Series which are expected to be in their accumulation or amortization periods during the Accumulation Period; provided, that in the event that no other Series are expected to be in their accumulation or amortization periods during the Accumulation Period, then the Servicer shall have the right to designate a shorter Accumulation Period Length than would be otherwise required by this definition of Accumulation Period Length.

      "Additional Early Amortization Event" shall have the meaning specified in
Section 6.1.

      "Additional Interest" shall have the meaning specified in Section 4.2(a).

      "Adjustment Date" shall mean, with respect to any Interest Period, the second London Business Day preceding such Interest Period; provided, that with respect to the first Interest Period, the Adjustment Date shall be the Closing Date.

      "Allocable Miscellaneous Payments" shall mean, with respect to any Payment Date, the product of (a) a fraction, the numerator of which is the Series 2004-NTC Allocation Percentage for the related Collection Period and the denominator of which is the sum of the series allocation percentages for all Series not in their revolving periods, and (b) Miscellaneous Payments with respect to the related Collection Period.

      "Available Investor Principal Collections" shall mean, with respect to any Payment Date, the sum of (a) an amount equal to Investor Principal Collections for such Payment Date, (b) Allocable Miscellaneous Payments with respect to such Payment Date, and (c) on the Termination Date, any funds in the Reserve Fund after giving effect to Section 4.8.


                                        2             Series 2004-NTC Supplement

      ["Certificate Rate" shall mean, for an Interest Period and the Payment Date immediately following such Interest Period, a rate per annum equal to LIBOR plus [ ] basis points ([ ]%) per annum.]

      "Closing Date" shall mean [ ], 2004.

      "Code" shall mean the Internal Revenue Code of 1986, as amended.

      "Controlled Accumulation Amount" shall mean the quotient obtained by dividing the Invested Amount as of the Determination Date on which the Accumulation Period Length is determined (after giving effect to any changes therein on such date) by the number of months comprising the Accumulation Period Length.

      "Controlled Deposit Amount" shall mean, for any Payment Date with respect to the Accumulation Period, the excess, if any, of (i) the product of the Controlled Accumulation Amount and the number of Payment Dates from and including the first Payment Date during the Accumulation Period through and including such Payment Date over (ii) the sum of amounts on deposit in the Principal Funding Account, in each case before giving effect to any withdrawals from or deposits to such accounts on such Payment Date.

      "Current Payment Date" shall have the meaning specified in Section 4.5.

      "Deficiency Amount" shall have the meaning specified in Section 4.5.

      "Early Amortization Event" shall mean any Early Amortization Event specified in Section 9.1 of the Agreement, together with any Additional Early Amortization Event specified in Section 6.1 of this Series Supplement.

      "Early Amortization Period" shall mean an Early Amortization Period (as defined in the Agreement) with respect to Series 2004-NTC.

      "Excess Principal Collections" shall have the meaning specified in Section 4.6(b).

      "Expected Final Payment Date" shall mean the [July 2006] Payment Date.

      "Floating Allocation Percentage" shall mean, with respect to any Collection Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount as of the last day of the immediately preceding Collection Period and the denominator of which is the Unconcentrated Pool Balance as of such last day; provided, however, for the Collection Period in which the Closing Date occurs, the Floating Allocation Percentage shall mean the percentage equivalent of a fraction, the numerator of which is the sum of the initial principal balance of the Series 2004-NTC Certificate and the denominator of which is the Unconcentrated Pool Balance on the last day of the Collection Period immediately preceding the Closing Date.

      "Initial Invested Amount" shall mean, for any date, the result of (a) the Pool Balance (as defined in the Agreement), minus (b) the aggregate Invested Amount (as defined in the


                                        3             Series 2004-NTC Supplement

Agreement) of all Series (other than Series 2004-NTC) then outstanding, minus
(c) the Required Participation Amount (as defined in the Agreement).

      "Initial Servicer" shall mean CDF.

      ["Interest Funding Account" shall have the meaning specified in Section 4.4(b).]

      ["Interest Period" shall mean, with respect to any Payment Date, the period from and including the Payment Date immediately preceding such Payment Date (or, in the case of the first Payment Date, from and including the Closing
Date) to, but excluding, such Payment Date.]

      "Interest Shortfall" shall have the meaning specified in Section 4.2(a).

      "Invested Amount" shall mean, for any date, an amount equal to (i) the Initial Invested Amount, minus (ii) the aggregate amount of Monthly Principal paid to the Series 2004-NTC Certificateholder prior to such date, minus (iii) the aggregate amount of all unreimbursed Investor Charge-Offs; provided, that the Invested Amount shall not be less than zero [and shall not be greater than six billion dollars ($6,000,000,000)].

      "Investment Proceeds" shall mean, with respect to any Payment Date, all interest and other investment earnings (net of losses and investment expenses) on the related Determination Date on funds on deposit in the Series 2004-NTC Accounts, together with an amount equal to the Series 2004-NTC Allocation Percentage of the interest and other investment earnings (net of losses and investment expenses) on funds held in the Collection Account credited as of the related Determination Date to the Collection Account pursuant to Section 4.2 of the Agreement.

      "Investor Certificateholder" shall have the meaning specified in the Agreement.

      "Investor Charge-Off" shall have the meaning specified in Section 4.9.

      "Investor Default Amount" shall mean, with respect to any Payment Date, an amount equal to the product of (a) the Defaulted Amount for the related Collection Period, after giving effect to any allocation of any portion of that Defaulted Amount to the Dealer Overconcentration Series, and (b) the Floating Allocation Percentage for the related Collection Period.

      "Investor Non-Principal Collections" shall mean, with respect to any Payment Date, an amount equal to the product of (i) the Floating Allocation Percentage for the related Collection Period and (ii) Non-Principal Collections deposited in the Collection Account for the related Collection Period after giving effect to any allocations to the Dealer Overconcentration Series for such Collection Period.

      "Investor Principal Collections" shall mean, with respect to any Payment Date, the sum of (a) the product of (i) the Floating Allocation Percentage, with respect to the Revolving Period, or the Principal Allocation Percentage, with respect to the Accumulation Period or an Early Amortization Period, for the related Collection Period (or the portion of the Collection Period which occurs as part of the first Collection Period during an Early Amortization Period), and
(ii) Principal Collections for the related Collection Period after giving effect to any allocations to the Dealer Overconcentration Series for such Collection Period and (b) the amount, if any, of


                                        4             Series 2004-NTC Supplement

Non-Principal Collections to be allocated with respect to the Investor Default Amount or unreimbursed Investor Charge-Offs pursuant to Section 4.6(a)(iv) or 4.6(a)(v); provided, that in the case of clause (a), if for any Payment Date the sum of the Floating Allocation Percentage (if the Revolving Period is in effect), the Principal Allocation Percentage (if the Early Amortization Period or the Accumulation Period is in effect), the floating allocation percentages for all other outstanding Series of Investor Certificates in their revolving periods and the principal allocation percentages for all other outstanding Series of Investor Certificates in their early amortization or accumulation periods exceeds 100%, then, after giving effect to any allocations to the Dealer Overconcentration Series, Principal Collections shall be allocated among all Series (including Series 2004-NTC) pari passu and pro rata on the basis of such floating allocation percentages and principal allocation percentages.

      ["LIBOR" shall mean, with respect to any Interest Period, the offered rates for deposits in United States dollars having a maturity of one month (the "Index Maturity") commencing on the related Adjustment Date which appears on the Telerate Page 3750 as reported by Bloomberg Financial Markets Commodities News (or other such page as may replace Telerate Page 3750 for the purpose of displaying comparable rates) as of approximately 11:00 A.M., London time, on the date of calculation as determined by the Trustee. If at least two such offered rates appear on the Telerate Page 3750, LIBOR shall be the arithmetic mean (rounded upwards, if necessary, to the nearest seven decimals) of such offered rates. If fewer than two such offered rates appear, LIBOR with respect to such Interest Period shall be determined at approximately 11:00 A.M., London time, on such Adjustment Date on the basis of the rate at which deposits in United States dollars having the Index Maturity are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Trustee and in a principal amount equal to an amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time. The Trustee shall request the principal London office of each of such banks to provide a quotation of its rate. If at least two such banks quote rates to the Trustee, LIBOR shall be the arithmetic mean (rounded upwards, if necessary, as aforesaid) of such quotations. If fewer than two of such banks quote rates to the Trustee, LIBOR with respect to such Interest Period shall be the arithmetic mean (rounded upwards, if necessary, as aforesaid) of the rates quoted at approximately 11:00 A.M., New York City time, on such Adjustment Date by three major banks in New York, New York selected by the Trustee for loans in United States dollars to leading European banks having the Index Maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid are not providing quotations as mentioned in this sentence, LIBOR in effect for the applicable period shall be LIBOR in effect for the previous period.]

      ["London Business Day" shall mean any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.]

      ["Monthly Interest" shall have the meaning specified in Section 4.2.]

      "Monthly Principal" shall have the meaning specified in Section 4.3.

      "Monthly Servicing Fee" shall have the meaning specified in Section 3.1.

                                        5             Series 2004-NTC Supplement

      "Note Trust" shall mean GE Dealer Floorplan Master Note Trust, a Delaware statutory trust.

      "Note Trust Certificate" shall have the meaning specified in Section
1.1(a).

      "Payment Date" shall mean the fifteenth day of each month or, if such day is not a Business Day, the next succeeding Business Day.

      "Payment Date Statement" shall have the meaning specified in Section
5.2(a).

      ["Pool Factor" shall mean, with respect to any Determination Date, a number carried out to eleven decimals representing the ratio of the [Invested Amount] of the Series 2004-NTC Certificate as of such Determination Date (determined after taking into account any reduction in the [Invested Amount] of the Series 2004-NTC Certificate which shall occur on the following Payment Date) to the [Invested Amount] of the Series 2004-NTC Certificate on the Closing Date.

      "Principal Allocation Percentage" shall mean, with respect to any Collection Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount as of the last day of the Revolving Period and the denominator of which is the Unconcentrated Pool Balance as of the last day of the immediately preceding Collection Period.

      "Principal Funding Account" shall have the meaning specified in Section 4.4(c).

      "Reassignment Amount" shall mean, with respect to any Payment Date, after giving effect to any deposits and payments otherwise to be made on such Payment Date, the sum of (i) the Invested Amount on such Payment Date and (ii) the amounts distributable pursuant to Section 4.7(a)(i).

      "Required Participation Percentage" shall mean, with respect to Series 2004-NTC, [ ] percent ([ ]%); provided, however, that the Transferor may, upon ten (10) days' prior notice to the Trustee, each Rating Agency and any Enhancement Provider, reduce the Required Participation Percentage to a percentage which shall not be less than 100%; provided, further, however, that the Rating Agency Condition is satisfied.

      ["Reserve Fund" shall have the meaning specified in Section 4.4(a).]

      ["Reserve Fund Deposit Amount" shall mean, with respect to any Payment Date, the amount, if any, by which (i) the Reserve Fund Required Amount for such Payment Date exceeds (ii) the amount of funds in the Reserve Fund after giving effect to any withdrawals therefrom on such Payment Date.]

      ["Reserve Fund Required Amount" shall mean, with respect to any Payment Date, an amount equal to the product of (a) [ ] percent ([ ]%) and (b) the aggregate outstanding principal balance of the Series 2004-NTC Certificate as of such Payment Date (after giving effect to any changes therein on such Payment
Date).]

                                        6             Series 2004-NTC Supplement

      "Revolving Period" shall mean the period beginning at the opening of business on the Closing Date and ending on the earlier of (a) the close of business on the day immediately preceding the Accumulation Period Commencement Date, and (b) the close of business on the day an Early Amortization Period commences; provided, however, that, if any Early Amortization Period ends as described in clause (c) of the definition of Early Amortization Period in the Agreement, the Revolving Period shall recommence as of the close of business on the day such Early Amortization Period ends.

      "Securities Act" shall mean the Securities Act of 1933, as amended.

      "Series 2004-NTC" shall mean the Series of Investor Certificates, the terms of which are specified in this Series Supplement.

      "Series 2004-NTC Accounts" shall have the meaning specified in Section 4.4(e).

      "Series 2004-NTC Allocation Percentage" for a Collection Period shall mean the percentage equivalent of a fraction, the numerator of which is the Invested Amount on the last Business Day of the Collection Period immediately preceding such Collection Period and the denominator of which is the Trust Invested Amount on such last Business Day. The Series 2004-NTC Allocation Percentage is the "Series Allocation Percentage" for Series 2004-NTC for purposes of the Agreement.

      "Series 2004-NTC Certificateholder" shall mean initially, CDF Funding, Inc., a Delaware corporation, and, after giving effect to the transfer of the Series 2004-NTC Certificate by CDF Funding, Inc. to the Note Trust, shall mean the Note Trust.

      "Series 2004-NTC Certificateholder's Interest" shall mean that portion of the Certificateholders' Interest evidenced by the Series 2004-NTC Certificate.

      "Series 2004-NTC Certificate" shall mean the Series 2004-NTC Certificate executed by the Transferor and authenticated by the Trustee, substantially in the form of Exhibit A.

      "Series 2004-NTC Excess Principal Collection" shall mean that portion of Excess Principal Collections allocated to Series 2004-NTC pursuant to Section 4.11.

      "Series 2004-NTC Monthly Servicing Fee" shall have the meaning specified in Section 3.1.

      "Series 2004-NTC Principal Shortfall" with respect to any Payment Date, shall equal the excess of (i) (x) for any Payment Date with respect to the Accumulation Period, the Controlled Deposit Amount or (y) for any Payment Date with respect to an Early Amortization Period, the Invested Amount, over (ii) Available Investor Principal Collections for such Payment Date (excluding any portion thereof attributable to Excess Principal Collections).

      "Servicer Advance" shall have the meaning specified in Section 3.2.

      "Servicing Fee Rate" shall mean, with respect to Series 2004-NTC, [ ] percent ([ ]%).

                                        7             Series 2004-NTC Supplement

      "Special Payment Date" shall mean each Payment Date with respect to an Early Amortization Period (other than an Early Amortization Period that has ended as described in clause (c) of the definition of Early Amortization Period in the Agreement).

      "Telerate Page 3750" shall mean the display designated as page 3750 on Telerate (or such other page as may replace such page on that service for the purpose of displaying London interbank offered rates of major banks).

      "Termination Date" for Series 2004-NTC shall mean the [July 2008] Payment Date.

      "Termination Proceeds" shall mean any proceeds arising out of a sale of Receivables (or interests therein) pursuant to Section 12.2(c) of the Agreement with respect to Series 2004-NTC.

      "Transferor" shall mean CDF Financing, L.L.C. and its successors.

      "Transferor Amount" shall mean, with respect to any Payment Date, the amount, if any, specified pursuant to Section 4.6(a)(vi) with respect to such Payment Date.

      "Transferor's Interest" shall mean the interest in the Trust not allocated to the Certificateholders' Interest.

      (b) Notwithstanding anything to the contrary in this Series Supplement or the Agreement, the term "Rating Agency" shall mean, whenever used in this Series Supplement or the Agreement with respect to Series 2004-NTC, [Standard & Poor's, Moody's and Fitch]. As used in this Series Supplement and in the Agreement with respect to Series 2004-NTC, "highest investment category" shall mean [(i) in the case of Standard & Poor's, AAA and A-1+, as applicable, (ii) in the case of Moody's, Aaa and P-1, as applicable, and (iii) in the case of Fitch, AAA and F-1+, as applicable].

      (c) All capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Agreement. The definitions in Section
2.1 are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

      (d) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Series Supplement shall refer to this Series Supplement as a whole and not to any particular provision of this Series Supplement; references to any Article, Section or Exhibit are references to Articles, Sections and Exhibits in or to this Series Supplement unless otherwise specified; and the term "including" means "including without limitation".

      (e) All references to any agreement (including the Agreement) shall be understood to be references to such agreement as it may be amended, amended and restated or otherwise modified from time to time.

                                        8             Series 2004-NTC Supplement

                                   ARTICLE III

                                  Servicing Fee

      SECTION 3.1 Servicing Compensation.

      (a) A monthly servicing fee for Series 2004-NTC (the "Monthly Servicing Fee") shall be payable to the Servicer, in arrears, on each Payment Date in respect of any Collection Period (or portion thereof) occurring prior to the first Payment Date on which the Invested Amount is zero, in an amount equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the product of
(i) the Series 2004-NTC Allocation Percentage and (ii) the Pool Balance as of the last day of the second Collection Period preceding such Payment Date. The share of the Monthly Servicing Fee allocable to the Series 2004-NTC Certificateholder with respect to any Payment Date (the "Series 2004-NTC Monthly Servicing Fee") shall be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the Invested Amount as of the last day of the second Collection Period preceding such Payment Date and shall be payable in the manner set forth in Section 4.6 and Section 4.10; provided, however, that with respect to the first Payment Date for Series 2004-NTC, clause (b) of this sentence shall be deemed to refer to the Invested Amount on the Closing Date. Notwithstanding the foregoing, with respect to the first Payment Date for Series 2004-NTC, each reference in the preceding sentences of this Section to one-twelfth shall be deemed to be replaced by a fraction, the numerator of which is the number of days from but excluding the Closing Date to and including the last day of the month in which the Closing Date occurs and the denominator of which is 360.

      (b) The remainder of the Monthly Servicing Fee shall be paid by the Transferor and in no event shall the Trust, the Trustee or the Series 2004-NTC Certificateholder be liable for the share of the Monthly Servicing Fee to be paid by the Transferor; and the remainder of the Servicing Fee shall be paid by the Transferor and the Investor Certificateholders of other Series, the Trustee and the Series 2004-NTC Certificateholder shall in no event be liable for the share of the Servicing Fee to be paid by the Transferor or the Investor Certificateholders of other Series. The Series 2004-NTC Monthly Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for payment in accordance with the terms of this Series Supplement or to the extent that amounts may be netted with respect thereto in accordance with the terms of this Series Supplement or the Agreement.

      [(c) The Servicer shall be permitted, in its sole discretion, to waive the Monthly Servicing Fee for any Payment Date, in whole or in part, by notice to the Trustee on or before the related Determination Date; provided, that the Servicer reasonably believes that sufficient Non-Principal Collections shall be available on any future Payment Date to pay the waived portion of Monthly Servicing Fee. The waived portion of such Monthly Servicing Fee shall be paid on a future Payment Date to the extent amounts are available therefor pursuant to
Section 4.10(a) or to the extent that amounts may be netted with respect thereto in accordance with the terms of this Series Supplement or the Agreement; provided, however, that, to the extent any such waived Monthly Servicing Fee is so paid, the related portion of the Monthly Servicing Fee to be paid by the Transferor shall be paid by the Transferor to the Servicer.]

                                        9             Series 2004-NTC Supplement

      [(d) If the Servicer is the Initial Servicer, and payment of any portion of the Monthly Servicing Fee to the Initial Servicer on a Payment Date would require a withdrawal from the Reserve Fund, then absent affirmative notice to the Trustee by the Initial Servicer to the contrary, the Initial Servicer shall be deemed to have waived payment of that portion on that Payment Date; provided, that a deemed waiver described in this sentence shall not occur on more than [two] Payment Dates in any twelve month period and shall not occur on any [two] consecutive Payment Dates.]

      SECTION 3.2 Servicer Advances. On or before each Payment Date, the Servicer will have the right, but not the obligation, to deposit into the Collection Account as an advance (a "Servicer Advance") an amount equal to the amount of interest due but unpaid on any Receivable for the related Collection Period (but only to the extent that the Servicer reasonably expects to recover that Servicer Advance from subsequent payments on that delinquent Receivable). No Servicer Advance shall be made by the Servicer for the principal portion of the Receivables or for Defaulted Receivables. The Servicer shall reimburse itself for a Servicer Advance on the subsequent Determination Date or Payment Date (and, if necessary, on other Determination Dates or Payment Dates) out of funds collected on all Receivables prior to the deposit of funds in the Collection Account.

                                   ARTICLE IV

                 Rights of Series 2004-NTC Certificateholder and
                    Allocation and Application of Collections

      SECTION 4.1 Allocations; Payments to Transferor.

      (a) Subject to Section 4.3(c) of the Agreement, and after giving effect to any allocations to the Dealer Overconcentration Series, Collections of Non-Principal Receivables and Principal Receivables, Miscellaneous Payments and Defaulted Amounts, as they relate to Series 2004-NTC, shall be allocated and distributed as set forth in this Article IV.

      (b) The Servicer shall instruct the Trustee to withdraw from the Collection Account and pay (and the Trustee shall so withdraw and pay) to the Transferor on each Deposit Date any funds not required to be held therein (or not required to be transferred from the Collection Account to a deposit account for the benefit of Investor Certificateholders of any Series).

      The withdrawals to be made from the Collection Account pursuant to this
Section 4.1(b) do not apply to deposits into the Collection Account that do not represent Collections, including Miscellaneous Payments, payment of the purchase price for the Certificateholders' Interest pursuant to Section 2.3 of the Agreement, payment of the purchase price for the Series 2004-NTC Certificateholder's Interest pursuant to Section 7.1 of this Series Supplement and proceeds from the sale, disposition or liquidation of Receivables pursuant to Section 9.2 or 12.2 of the Agreement.

      SECTION 4.2 [Monthly Interest; Determination of Certificate Rate.

      (a) "Monthly Interest" with respect to the Series 2004-NTC Certificate on any Payment Date shall be an amount equal to the product of (i) the Certificate Rate, (ii) a fraction

                                       10             Series 2004-NTC Supplement
the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, and (iii) (A) the Invested Amount as of the close of business on the preceding Payment Date (after giving effect to all Monthly Principal paid to the Series 2004-NTC Certificateholder on such preceding Payment Date, if any) or (B) in the case of the first Payment Date with respect to Series 2004-NTC, the Invested Amount as of the Closing Date. Interest on the Invested Amount shall be payable to the Series 2004-NTC Certificateholder on each Payment Date.

      On the Determination Date preceding each Payment Date, the Servicer shall determine the excess, if any (the "Interest Shortfall"), of (x) the Monthly Interest for the Interest Period applicable to such Payment Date over (y) the amount which shall be available to be paid to the Series 2004-NTC Certificateholder as Monthly Interest from the Interest Funding Account on such Payment Date pursuant to this Series Supplement. "Additional Interest" shall mean, as of any Payment Date, an amount equal to the product of (i) the Certificate Rate for the Interest Period then ended, (ii) a fraction the numerator of which is the actual number of days in that Interest Period and the denominator of which is 360, and (iii) the Interest Shortfall, if any, for the previous Payment Date. Notwithstanding anything to the contrary herein, Additional Interest shall be payable to the Interest Funding Account or distributed to the Series 2004-NTC Certificateholder only to the extent permitted by applicable law.

      (b) The Trustee shall determine the Certificate Rate for each Interest Period on the Determination Date immediately preceding each Interest Period. The Trustee shall notify the Servicer and the Listing Agent on each Adjustment Date of the Trustee's determination of LIBOR. The establishment of LIBOR on each Adjustment Date (or in the case of the date specified in the proviso to the definition of Adjustment Date, promptly following such date) by the Trustee and the Trustee's calculation of the Certificate Rate shall (in the absence of manifest error) be final and binding.]

      SECTION 4.3 Determination of Monthly Principal. The amount of monthly principal ("Monthly Principal") payable with respect to the Series 2004-NTC Certificate on each Payment Date with respect to an Early Amortization Period and the Accumulation Period shall be equal to the Available Investor Principal Collections with respect to such Payment Date; provided, however, that for each Payment Date with respect to the Accumulation Period, Monthly Principal, at the option of the Transferor, may be increased to include amounts otherwise payable or distributable to the Transferor (including, without limitation, (i) amounts allocable to other Series but not required to be paid to such other Series on such Payment Date and not required to be kept in a deposit account for such other Series after such Payment Date and (ii) Collections otherwise allocable to the Transferor's Interest) or may be limited to the Controlled Deposit Amount for such Payment Date; and provided further, however, that Monthly Principal shall not exceed the Invested Amount of the Series 2004-NTC Certificate.

      SECTION 4.4 Establishment of [Reserve Fund and] Funding Accounts.

      [(a) (i) The Trustee, for the benefit of the Series 2004-NTC Certificateholder, shall cause to be established and maintained in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account (the "Reserve Fund") which shall be identified as the "Reserve Fund for the Distribution Financial Services Floorplan Master Trust, Series 2004-NTC" and shall bear

                                      11              Series 2004-NTC Supplement
a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2004-NTC Certificateholder.

            (ii) At the direction of the Servicer, funds on deposit in the Reserve Fund shall be invested by the Trustee in Eligible Investments selected by the Servicer that shall mature so that such funds shall be available at the close of business on or before the Business Day next preceding the following Payment Date. All Eligible Investments shall be held by the Trustee for the benefit of the Series 2004-NTC Certificateholder. On each Payment Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Reserve Fund and received prior to such Payment Date shall be applied as set forth in Section 4.6(a) of this Series Supplement. Funds deposited in the Reserve Fund on the Business Day preceding a Payment Date are not required to be invested overnight.]

      [(b) (i) The Trustee, for the benefit of the Series 2004-NTC Certificateholder, shall establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account (the "Interest Funding Account"), which shall be identified as the "Interest Funding Account for the Distribution Financial Services Floorplan Master Trust, Series 2004-NTC" and shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2004-NTC Certificateholder.

            (ii) At the direction of the Servicer, funds on deposit in the Interest Funding Account shall be invested by the Trustee in Eligible Investments selected by the Servicer that shall mature so that such funds shall be available at the close of business on or before the Business Day next preceding the following Payment Date. All such Eligible Investments shall be held by the Trustee for the benefit of the Series 2004-NTC Certificateholder. On each Payment Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Interest Funding Account and received prior to such Payment Date shall be applied as set forth in Section 4.6(a) of this Series Supplement. Funds deposited in the Interest Funding Account on the Business Day preceding a Payment Date are not required to be invested overnight.]

      (c) (i) The Trustee, for the benefit of the Series 2004-NTC Certificateholder, shall establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account (the "Principal Funding Account"), which shall be identified as the "Principal Funding Account for Distribution Financial Services Floorplan Master Trust, Series 2004-NTC" and shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2004-NTC Certificateholder.

            (ii) At the direction of the Servicer, funds on deposit in the Principal Funding Account shall be invested by the Trustee in Eligible Investments selected by the Servicer that shall mature so that such funds shall be available at the close of business on or before the Business Day next preceding the following Payment Date. All such Eligible Investments shall be held by the Trustee for the benefit of the Series 2004-NTC Certificateholder. On each Payment Date all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Principal Funding Account and received prior to such Payment Date shall be applied as set forth in Section 4.6(a) of

                                       12             Series 2004-NTC Supplement
      this Series Supplement. Funds deposited in the Principal Funding Account on the Business Day preceding the Expected Final Payment Date are not required to be invested overnight.

      (d)   [Reserved.]

      (e) (i) The Trustee shall possess all right, title and interest in and to all funds on deposit from time to time in, and all Eligible Investments credited to, [the Reserve Fund, the Interest Funding Account and] the Principal Funding Account (collectively, the "Series 2004-NTC Accounts") and in all proceeds thereof. The Series 2004-NTC Accounts shall be under the sole dominion and control of the Trustee for the benefit of the Series 2004-NTC Certificateholder. If, at any time, any of the Series 2004-NTC Accounts ceases to be an Eligible Deposit Account, the Trustee (or the Servicer on its behalf) shall within ten
(10) Business Days (or such longer period, not to exceed thirty (30) calendar days, as to which each Rating Agency may consent) establish a new Series 2004-NTC Account meeting the conditions specified in paragraph (a)(i), (b)(i) or
(c)(i) above, as applicable, as an Eligible Deposit Account and shall transfer any cash and/or investments to such new Series 2004-NTC Account. Neither the Transferor, the Servicer nor any other Person or entity claiming by, through or under the Transferor, the Servicer or any such other Person or entity shall have any right, title or interest in, or any right to withdraw any amount from, any Series 2004-NTC Account, except as expressly provided herein. Schedule 1, which is hereby incorporated into and made part of this Series Supplement, identifies each Series 2004-NTC Account by setting forth the account number of each such account, the account designation of each such account and the name of the institution with which such account has been established. If a substitute Series 2004-NTC Account is established pursuant to this Section, the Servicer shall provide to the Trustee an amended Schedule 1, setting forth the relevant information for such substitute Series 2004-NTC Account.

            (ii) Pursuant to the authority granted to the Servicer in Section 3.1(a) of the Agreement, the Servicer shall have the power, revocable by the Trustee, to make withdrawals and payments or to instruct the Trustee to make withdrawals and payments from the Series 2004-NTC Accounts for the purposes of carrying out the Servicer's or the Trustee's duties hereunder.

      (f) Unless otherwise agreed to by the Rating Agencies, at no time may funds on deposit in any Series 2004-NTC Account in an amount greater than 10% of the outstanding principal balance of the Series 2004-NTC Certificate be invested in Eligible Investments (other than obligations of the United States government or investments in a mutual fund that does not have credit concentrations greater than 10%) of any single entity or its Affiliates.

      (g) Upon payment in full of all amounts payable on the Series 2004-NTC Certificate pursuant to this Series Supplement, or any earlier date contemplated by this Series Supplement, any funds remaining on deposit in any Series 2004-NTC Account shall be paid to the Transferor.

      (h) The Trustee shall not in any way be held liable by reason of any insufficiency in any Series 2004-NTC Account held by the Trustee resulting from any investment loss on any Eligible Investment included therein (except to the extent that the Trustee is the obligor and has defaulted thereon).

                                       13             Series 2004-NTC Supplement

      SECTION 4.5 Deficiency Amount. On each Determination Date, with respect to the related Payment Date (the "Current Payment Date"), the Servicer shall determine the amount (the "Deficiency Amount"), if any, by which

      (a) the sum of

            (i) [the Monthly Interest for the Current Payment Date,]

            (ii) [any Monthly Interest for any prior Payment Dates not distributed to the Series 2004-NTC Certificateholder on a prior Payment Date,]

            (iii) [Additional Interest, if any, for the Current Payment Date and any Additional Interest for any prior Payment Date not distributed to the Series 2004-NTC Certificateholder on such prior Payment Date (but only to the extent permitted by applicable law),]

            (iv) the Series 2004-NTC Monthly Servicing Fee for the Current Payment Date,

            (v) the Investor Default Amount for the Current Payment Date, and

            (vi) the Series 2004-NTC Allocation Percentage of the amount of any Adjustment Payment required to be deposited in the Collection Account pursuant to Section 3.9(a) of the Agreement with respect to the related Collection Period that has not been so deposited as of such Determination Date exceeds

      (b) the sum of Investor Non-Principal Collections for the Current Payment Date plus any Investment Proceeds, if any, with respect to such Payment Date.

      SECTION 4.6 Application of Investor Non-Principal Collections, Investment Proceeds, Servicer Advances and Available Investor Principal Collections. The Servicer shall direct the Trustee (by setting forth the following amounts in the related Payment Date Statement) to make the following payments on each Payment Date (and the Trustee shall distribute):

      (a) On each Payment Date, an amount equal to the sum of Investor Non-Principal Collections on deposit in the Collection Account (after giving effect to repayment to the Servicer of any Servicer Advances from any previous Payment Dates) and any Investment Proceeds and the Servicer Advance, if any, for such Payment Date, with respect to such Payment Date in the following priority:

            (i) first, an amount equal to the Series 2004-NTC Monthly Servicing Fee for such Payment Date shall be paid to the Servicer (unless such amount has been netted by the Servicer against deposits to the Collection Account);

            (ii) [second, an amount equal to the Monthly Interest for such Payment Date, plus the amount of any Monthly Interest for any prior Payment Dates not paid to the

                                       14             Series 2004-NTC Supplement

      Series 2004-NTC Certificateholder on such prior Payment Dates plus (but only to the extent permitted under applicable law) the amount of any Additional Interest for the current Payment Date and, without duplication, any Additional Interest previously due but not paid to the Series 2004-NTC Certificateholder on prior Payment Dates, shall be deposited to the Interest Funding Account;]

            (iii) [third, an amount equal to the Reserve Fund Deposit Amount, if any, for such Payment Date shall be deposited in the Reserve Fund;]

            (iv) fourth, an amount equal to the Investor Default Amount, if any, for such Payment Date shall be treated as a portion of Investor Principal Collections for such Payment Date;

            (v) fifth, an amount required to reimburse unreimbursed Investor Charge-Offs pursuant to Section 4.9 shall be treated as a portion of Investor Principal Collections for such Payment Date; and

            (vi) sixth, the balance, if any, shall constitute the "Transferor Amount" and shall be allocated and paid as set forth in Section 4.10.

      (b) On each Payment Date with respect to the Revolving Period, the Servicer shall direct the Trustee in writing, by setting forth the Excess Principal Collections on the Payment Date Statement, to apply an amount equal to the Available Investor Principal Collections deposited in the Collection Account for the related Collection Period ("Excess Principal Collections") in accordance with Section 4.4 of the Agreement.

      (c) On each Payment Date (x) with respect to the Accumulation Period or
(y) an Early Amortization Period, the Servicer shall direct the Trustee in writing (by setting forth the applicable amounts on the Payment Date Statement) to deposit or apply an amount equal to the Available Investor Principal Collections, from amounts on deposit in the Collection Account, in the following priority:

            (i) first, an amount equal to Monthly Principal for such Payment Date shall be deposited by the Servicer or the Trustee into the Principal Funding Account; and

            (ii) second, for each Payment Date with respect to the Accumulation Period (unless an Early Amortization Event has occurred), an amount equal to the balance (such balance being part of "Excess Principal Collections"), if any, of such Available Investor Principal Collections shall be applied in accordance with the written instructions of the Servicer in accordance with Section 4.4 of the Agreement.

      SECTION 4.7 Payments to Series 2004-NTC Certificateholder.

      (a) The Servicer shall direct the Trustee (by setting forth the amounts in clause (i) below in the related Payment Date Statement) to make (and the Trustee shall make) the following payments at the following times from the Interest Funding Account and the Principal Funding Account:

                                       15             Series 2004-NTC Supplement

            (i) [on each Payment Date, available amounts on deposit in the Interest Funding Account shall be paid to the Series 2004-NTC Certificateholder in an amount equal to the sum of (i) the Monthly Interest for the current Payment Date, plus (ii) any Monthly Interest that was not paid on any prior Payment Date to the Series 2004-NTC Certificateholder plus (iii) to the extent permitted under applicable law, the amount of any Additional Interest for the current Payment Date and, without duplication, any Additional Interest previously due but not paid to the Series 2004-NTC Certificateholder; and]

            (ii) on each Special Payment Date (if a Responsible Officer of the Trustee has actual knowledge of the Early Amortization Period) and on the Expected Final Payment Date, all amounts on deposit in the Principal Funding Account shall be paid to the Series 2004-NTC Certificateholder until the Invested Amount has been reduced to zero; provided, however, that the maximum amount paid pursuant to this clause (ii) on any Payment Date shall not exceed the excess, if any, of (x) the Invested Amount, over
      (y) the sum of the unreimbursed Investor Charge-Offs, on such Payment
      Date.

      (b) The payments to be made pursuant to this Section are subject to the provisions of Sections 2.3, 9.2, 10.1 and 12.2 of the Agreement and Section 8.1 and 8.2 of this Series Supplement.

      SECTION 4.8 [Application of Reserve Fund.

      (a) If Investor Non-Principal Collections and Investment Proceeds on any Payment Date (plus the amount of any Servicer Advance for such Payment Date) are not sufficient to make the entire payments required on such Payment Date by Sections 4.6(a)(i), (ii) and (iv) the Servicer shall direct the Trustee to withdraw (and the Trustee shall withdraw) funds from the Reserve Fund to the extent available therein, and apply such funds to complete the payments pursuant to Section 4.6(a)(i), (ii) and (iv) in the numerical order thereof.

      (b) On the Termination Date, any funds in the Reserve Fund shall be treated as Available Investor Principal Collections. Upon payment in full of the outstanding principal balance of the Series 2004-NTC Certificate, any funds remaining on deposit in the Reserve Fund shall be paid to the Transferor.]

      SECTION 4.9 Investor Charge-Offs. If on any Payment Date (after giving effect to the allocations, payments, withdrawals and deposits to be made on such Payment Date) the balance of the Reserve Fund is zero, then the Invested Amount shall be reduced by the lesser of the Deficiency Amount for that Payment Date and the Investor Default Amount for that Payment Date (the lesser of such Deficiency Amount and such Investor Default Amount being an "Investor Charge-Off"). Investor Charge-Offs shall thereafter be reimbursed and the Invested Amount increased (but not by an amount in excess of the aggregate unreimbursed Investor Charge-Offs) on any Payment Date by the sum of (a) Allocable Miscellaneous Payments with respect to such Payment Date and (b) the amount allocated and available for that purpose pursuant to Section 4.6(a)(v). The Servicer shall be responsible for calculating Investor Charge-Offs and shall give the Trustee notice thereof by setting forth such amounts in the Payment Date Statement.

                                       16             Series 2004-NTC Supplement

      SECTION 4.10 Transferor Amount. The Servicer shall direct the Trustee to apply (and the Trustee shall so apply), on each Payment Date, the Transferor Amount for such Payment Date to make the following payments in the following priority:

      (a) an amount equal to the aggregate outstanding amounts of the Monthly Servicing Fee which have been previously waived pursuant to Section 3.1 shall be paid to the Servicer; and

      (b) the balance, if any, shall be released to the Transferor.

      SECTION 4.11 Excess Principal Collections.

      "Series 2004-NTC Excess Principal Collections", with respect to any Payment Date, shall mean an amount equal to the lesser of (a) the Series 2004-NTC Principal Shortfall, if any, for such Payment Date and (b) an amount equal to the product of (x) excess principal collections for all Series for such Payment Date and (y) a fraction, the numerator of which is the Series 2004-NTC Principal Shortfall for such Payment Date and the denominator of which is the aggregate amount of principal shortfalls for all Series for such Payment Date.

                                    ARTICLE V

                             Payment and Reports to

                        Series 2004-NTC Certificateholder

      SECTION 5.1 Payments.

      (a) On each Payment Date, the Trustee as paying agent shall pay to the Series 2004-NTC Certificateholder on the preceding Record Date (other than as provided in Section 12.2 of the Agreement with respect to a final payment) the amounts on deposit in the Series 2004-NTC Accounts.

      (b) Except as provided in Section 12.2 of the Agreement with respect to a final payment, payments to the Series 2004-NTC Certificateholder hereunder shall be made by wire transfer or other electronic funds transfer to the Series 2004-NTC Certificateholder at its address appearing in the Certificate Register without presentation or surrender of the Series 2004-NTC Certificate or the making of any notation thereon.

      SECTION 5.2 Reports and Statements to Series 2004-NTC Certificateholder.

      (a) At least two (2) Business Days prior to each Payment Date, the Servicer shall provide to the Trustee and the Rating Agencies a statement substantially in the form of Exhibit B (a "Payment Date Statement"), and on each Payment Date the Trustee shall forward to the Series 2004-NTC Certificateholder such statement prepared by the Servicer setting forth certain information relating to the Trust and the Series 2004-NTC Certificate.

      (b) A copy of each statement provided pursuant to paragraph (a) and a copy of the Pooling and Servicing Agreement (without exhibits) and this Series Supplement shall be made available to Series 2004-NTC Certificateholder for inspection at the Corporate Trust Office during the Trustee's normal business hours.

                                       17             Series 2004-NTC Supplement

      (c) On or before January 31 of each calendar year, beginning with calendar year 2005, the Trustee shall furnish or cause to be furnished to the Series 2004-NTC Certificateholder, a statement prepared by the Servicer containing the information which is required to be contained in the statement to the Series 2004-NTC Certificateholder as set forth in paragraph (a) above, together with other information as is required to be provided by an issuer of indebtedness under the Internal Revenue Code for the preceding calendar year and such other customary information as is necessary to enable the Series 2004-NTC Certificateholder to prepare its tax returns. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Internal Revenue Code as from time to time in effect.

                                   ARTICLE VI

                            Early Amortization Events

      SECTION 6.1 Additional Early Amortization Events. The occurrence of any of the following events shall, immediately upon the occurrence thereof without notice or other action on the part of the Trustee or the Series 2004-NTC Certificateholder, be deemed to be an Early Amortization Event solely with respect to Series 2004-NTC (each, an "Additional Early Amortization Event"):

      (a) [on any Payment Date, the balance of the Reserve Fund is less than [ ] percent ([ ]%) of the aggregate outstanding principal balance of the Series 2004-NTC Certificate, in each case after giving effect to all deposits, withdrawals and payments on such Payment Date; or]

      (b) any Servicer Default occurs; or

      (c) on any Determination Date occurring in the months of [ ] through [ ], the average of the Monthly Payment Rates for the three preceding Collection Periods is less than [ ] percent ([ ]%) (or a lower percentage if the Rating Agency Condition has been satisfied with respect to that lower percentage); or on any Determination Date occurring in the months of [ ] through [ ], the average of the Monthly Payment Rates for the three preceding Collection Periods is less than [ ] percent ([ ]%) (or a lower percentage if the Rating Agency Condition has been satisfied with respect to that lower percentage); or

      (d) [the Invested Amount is not reduced to zero on the Expected Final Payment Date]; or

      (e) the ratio (expressed as a percentage) of (i) the average for each month of the net losses on the Receivables (exclusive of the Ineligible Receivables) owned by the Trust (i.e., gross losses less recoveries on any Receivables) (including recoveries from collateral security in addition to recoveries from the products, recoveries from Manufacturers and insurance proceeds) during any three consecutive calendar months, to (ii) the average of the month-end aggregate balances of those Receivables (without deducting therefrom the Discount Portion) for such three-month period, exceeds [ ] percent ([ ]%) on an annualized basis; provided, that the percentage in this clause (e) may be changed, or any Early Amortization Event relating to this clause (e) may

                                       18             Series 2004-NTC Supplement
be waived, at the direction of the Transferor and without the consent of the Series 2004-NTC Certificateholder upon the satisfaction of the Rating Agency Condition; or

      (f) the sum of all Eligible Investments and amounts on deposit in any excess funding accounts for any other Series represents more than fifty percent (50%) of the total assets of the Trust on each of six or more consecutive Determination Dates, after giving effect to all payments made or to be made on the Payment Dates relating to (i.e., next succeeding) those Determination Dates; or

      (g) the Overconcentration Amount exceeds zero for a period of five (5) Business Days after any Payment Date, unless the Rating Agency Condition shall have been satisfied with respect to the existence of the Overconcentration Amount.

                                   ARTICLE VII

                               Optional Repurchase

      SECTION 7.1 Optional Repurchase.

      (a) On any Payment Date occurring after the date on which the Invested Amount is reduced to less than ten percent (10%) of the initial principal amount of the Series 2004-NTC Certificate on the Closing Date or less, the Transferor shall have the option, subject to the condition set forth in paragraph (c), to purchase the entire, but not less than the entire, Series 2004-NTC Certificateholder's Interest, at a purchase price equal to the Reassignment Amount for such Payment Date.

      (b) The Transferor shall give the Servicer and the Trustee at least ten
(10) Business Days' prior written notice of the Payment Date on which the Transferor intends to exercise such purchase option. Not later than 12:00 noon, New York City time, on such Payment Date the Transferor shall deposit the Reassignment Amount into the Collection Account in immediately available funds. Such purchase option is subject to payment in full of the Reassignment Amount and if for any reason the Transferor fails to deposit the Reassignment Amount, payments shall continue to be made to Series 2004-NTC Certificateholder as provided herein. The Reassignment Amount shall be paid as set forth in Section 8.1(b).

      (c) If at the time the Transferor exercises its purchase option hereunder the Transferor's unsecured debt is unrated or has a rating lower than the lowest investment grade rating of any Rating Agency, the Transferor shall deliver to the Trustee on such Payment Date an Opinion of Counsel (which must be an independent outside counsel) to the effect that, in reliance on certain certificates to the effect that the Series 2004-NTC Certificateholder's Interest purchased by the Transferor constitutes fair value for the consideration paid therefor and that the Transferor is solvent, the purchase of the Series 2004-NTC Certificateholder's Interest would not be considered a fraudulent conveyance under applicable law.

                                       19             Series 2004-NTC Supplement

                                  ARTICLE VIII

                                 Final Payments

      SECTION 8.1 Sale of Certificateholder's Interest Pursuant to Section 2.3 of the Agreement; Payments Pursuant to Section 7.1 of this Series Supplement or
Section 2.3 or 12.2(c) of the Agreement.

      (a) The amount to be paid by the Transferor to the Collection Account with respect to Series 2004-NTC in connection with a purchase of the Series 2004-NTC Certificateholder's Interest pursuant to Section 2.3 of the Agreement shall equal the Reassignment Amount for the Payment Date on which such repurchase occurs.

      (b) With respect to the Reassignment Amount deposited into the Collection Account pursuant to Section 7.1 or 8.1 of this Series Supplement or
Section 2.3 of the Agreement or any Termination Proceeds deposited into the Collection Account pursuant to Section 12.2(c) of the Agreement, the Trustee shall, not later than 12:00 noon, New York time, on the Payment Date on which such amounts are deposited (or, if such date is not a Payment Date, on the immediately following Payment Date) (in the priority set forth below): (i) first, deposit an amount equal to the Invested Amount on such Payment Date into the Principal Funding Account, (ii) second, deposit an amount equal to the amount payable on such Payment Date pursuant to Section 4.7(a)(i) into the Interest Funding Account and (iii) third, pay the remainder of any Termination Proceeds to the Transferor; provided, however, that the sum of the amounts allocated pursuant to clauses (i) through (iii) shall not exceed the Reassignment Amount for Series 2004-NTC.

      (c) Notwithstanding anything to the contrary in this Series Supplement or the Agreement, any Termination Proceeds deposited in the Principal Funding Account and the Interest Funding Account pursuant to Section 8.1 of this Series Supplement and all other amounts on deposit therein on the applicable Payment Date shall be paid in full to the Series 2004-NTC Certificateholder in an amount equal to the sum of (x) the Monthly Interest for the current Payment Date and, without duplication, any unpaid Monthly Interest for any previous Payment Date,
(y) to the extent permitted by applicable law, any Additional Interest for the current Payment Date and, without duplication, any unpaid Additional Interest for any previous Payment Date, and (z) the Invested Amount. Any remaining funds shall be released to the Transferor.

      Any payment made pursuant to paragraph (b) above and this paragraph (c) shall be deemed to be a final payment pursuant to Section 12.2 of the Agreement with respect to Series 2004-NTC.

      SECTION 8.2 Payment of Proceeds of Sale, Disposition or Liquidation of the Receivables Pursuant to Section 9.2 of the Agreement.

      (a) Not later than 12:00 noon, New York City time, on the Payment Date following the date on which the Insolvency Proceeds are deposited into the Collection Account pursuant to Section 9.2(b) of the Agreement, the Trustee shall (after giving effect to any deposits and

                                       20             Series 2004-NTC Supplement
payments otherwise to be made on such Payment Date) (x) deduct an amount equal to the amount distributable on such Payment Date pursuant to Section 4.7(a)(ii) from the Series 2004-NTC Allocation Percentage of the Insolvency Proceeds and deposit such amount in the Principal Funding Account, (y) deduct an amount equal to the amount payable on such Payment Date pursuant to Section 4.7(a)(i) from the Series 2004-NTC Allocation Percentage of the Insolvency Proceeds, and deposit such amount in the Interest Funding Account, and (z) allocate the remainder of the Series 2004-NTC Allocation Percentage of the Insolvency Proceeds to the Transferor's Interest and release the same to the Transferor on such Payment Date.

      (b) Notwithstanding anything to the contrary in this Series Supplement or the Agreement, the entire amount deposited in the Principal Funding Account and the Interest Funding Account pursuant to this Section and all other amounts on deposit therein shall be distributed in full to the Series 2004-NTC Certificateholder in the order of priority set forth in Section 4.7 on the Payment Date on which funds are deposited pursuant to this Section 8.2 (or, if not so deposited on a Payment Date, on the immediately following Payment Date) and any payment made pursuant to this Section 8.2 shall be deemed to be a final payment pursuant to Section 12.2 of the Agreement with respect to Series 2004-NTC.

                                   ARTICLE IX

                            Miscellaneous Provisions

      SECTION 9.1 Securities Law Filings. The Transferor shall cause the Series 2004-NTC Certificate to be registered under the Securities Exchange Act of 1934, as amended, to the extent required to do so under applicable law.

      SECTION 9.2 Ratification of Agreement. As supplemented by this Series Supplement, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument.

      SECTION 9.3 Counterparts. This Series Supplement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

      SECTION 9.4 Governing Law. This Series Supplement shall be governed by and construed in accordance with the internal laws of the State of New York (including Section 5-1401(1) of the General Obligations Law of the State of New York, but without regard to any other conflict of law provisions of the State of New York).

      SECTION 9.5 [Reserved]

      SECTION 9.6 The Trustee; Paying Agent; Transfer Agent and Registrar. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Series Supplement, for or in respect of the calculation or verification of any of the amounts, allocation or payments set forth in Article IV and Article VIII or for or in respect of the recitals contained herein, all of which recitals are made solely by the Transferor; provided, however, that this sentence shall not limit the obligations of the Trustee contemplated by

                                       21             Series 2004-NTC Supplement

Section 4.2(b) of this Series Supplement; it being agreed and understood that the corresponding Section 9.6 of any other Supplement shall not limit the obligations of the Trustee contemplated by the corresponding Section 4.2(b) of such Supplement.

      SECTION 9.7 Instructions in Writing. All instructions given by the Servicer to the Trustee pursuant to this Series Supplement shall be in writing, and may be included in a Payment Date Statement.

      SECTION 9.8 [Initial Funding of Reserve Fund. On the Closing Date the Transferor shall cause to be deposited with the Trustee, and the Trustee shall deposit in the Reserve Fund, available funds in an amount equal to [ ] percent ([ ]%) of the aggregate initial principal balance of the Series 2004-NTC Certificate.]

      SECTION 9.9 Severability; Certificate Rate Limitation.

      (a) If any one or more of the covenants, agreements, provisions or terms of this Series Supplement or the Series 2004-NTC Certificate shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Series Supplement and shall in no way affect the validity or enforceability of the other provisions of this Series Supplement or of the Series 2004-NTC Certificate.

      (b) Notwithstanding anything in this Series Supplement, the Agreement, or the Series 2004-NTC Certificate to the contrary, if at any time any Certificate Rate, together with all fees, charges and other amounts which are treated as interest on the Series 2004-NTC Certificate under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Series 2004-NTC Certificateholder in accordance with the terms of this Series Supplement, the Agreement or the Series 2004-NTC Certificate, then the Certificate Rate, together with all Charges payable in respect of the Series 2004-NTC Certificate, shall be limited to the Maximum Rate and, to the extent lawful, such Certificate Rate and Charges that would have been payable in respect of the Series 2004-NTC Certificate, but were not payable as a result of the operation of this Section, shall be cumulated and the Certificate Rate and Charges payable to the Series 2004-NTC Certificateholder in respect of other periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount shall have been received by the Series 2004-NTC Certificateholder.

      SECTION 9.10 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

                               [SIGNATURES FOLLOW]

                                       22             Series 2004-NTC Supplement

      IN WITNESS WHEREOF, the Transferor, the Servicer and the Trustee have caused this Series Supplement to be duly executed as of the day and year first above written.

                                         CDF FINANCING, L.L.C.,
                                         as Transferor

                                         By:
                                           _____________________________________
                                         Name:
                                              __________________________________
                                         Title: Manager

                                      S-1             Series 2004-NTC Supplement

                                         GE COMMERCIAL DISTRIBUTION
                                         FINANCE CORPORATION,
                                         as Servicer

                                         By:
                                           _____________________________________
                                            Name:
                                                 _______________________________
                                            Title:
                                                 _______________________________

                                      S-2             Series 2004-NTC Supplement

                                         WILMINGTON TRUST COMPANY,
                                         as Trustee

                                         By Deutsche Bank Trust Company Americas
                                         (f/k/a Bankers Trust Company), as Agent

                                         By:
                                           _____________________________________
                                            Name:
                                            Title:

                                      S-3             Series 2004-NTC Supplement

                                                                       EXHIBIT A

                         FORM OF NOTE TRUST CERTIFICATE

                             NOTE TRUST CERTIFICATE,

                                 SERIES 2004-NTC

              evidencing a fractional undivided interest in certain
                                    assets of

             DISTRIBUTION FINANCIAL SERVICES FLOORPLAN MASTER TRUST.

      This certificate ("Certificate") does not represent any interest in, or obligation of, CDF Financing, L.L.C. ("LLC" or the "Transferor"), GE Commercial Distribution Finance Corporation ("CDF"), General Electric Capital Corporation, General Electric Capital Services, Inc. or any affiliate thereof.

      This certifies that [ ] (the "Certificateholder"), is the registered owner of a fractional undivided interest in assets of the Distribution Financial Services Floorplan Master Trust (the "Trust") created pursuant to an Amended and Restated Pooling and Servicing Agreement, dated as of April 1, 2000 (as amended, the "P&S"), as supplemented by the Series 2004-NTC Supplement dated as of [ ], 2004 (the "Series 2004-NTC Supplement" or the "Series Supplement"), among the LLC, as Transferor, CDF, as Servicer, and Wilmington Trust Company, as successor to The Chase Manhattan Bank, as trustee (the "Trustee"). The P&S and the Series 2004-NTC Supplement are collectively referred to herein as the "Pooling and Servicing Agreement."

      Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

      THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401(1) OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAW PROVISIONS OF THE STATE OF NEW YORK).

      This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement to which, as amended and supplemented from time to time, the Certificateholder by virtue of the acceptance hereof assents and is bound. Although a summary of certain provisions of the Pooling and Servicing Agreement is set forth herein, this Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee. In the event of any conflict or inconsistency between this Certificate

                                     Ex.A-1           Series 2004-NTC Supplement
and the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall control in all respects. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Pooling and Servicing Agreement.

      The Transferor has entered into the Pooling and Servicing Agreement and the Series 2004-NTC Certificate has been issued with the intention that the Series 2004-NTC Certificate shall qualify as indebtedness of the LLC secured by the Receivables for Federal income taxes, state and local income, single business and franchise taxes (imposed on or measured by income) and any other taxes imposed on or measured by income. The Transferor, each Beneficiary and the Certificateholder, by the acceptance of this Certificate, agrees to treat such Series 2004-NTC Certificate as indebtedness of the Transferor secured by the Receivables for Federal income taxes, state and local income, single business and franchise taxes (imposed on or measured by income) and any other taxes imposed on or measured by income.

                                     Ex.A-2           Series 2004-NTC Supplement

      IN WITNESS WHEREOF, the Transferor has caused this Certificate to be duly executed.

                                         CDF FINANCING, L.L.C.

                                         By:
                                           _____________________________________
                                            Name:
                                                 _______________________________
                                            Title: Manager

Dated:

                                     Ex.A-3           Series 2004-NTC Supplement

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

                                         WILMINGTON TRUST COMPANY,
                                         as Trustee

                                         By Deutsche Bank Trust Company Americas
                                         (f/k/a Bankers Trust Company), as Agent

                                         By:
                                           _____________________________________
                                                  Authorized Officer
Dated:

                                     Ex.A-4           Series 2004-NTC Supplement

                                   ASSIGNMENT

Social Security or other identifying number of assignee

__________

      FOR VALUE RECEIVED, the undersigned hereby assigns and transfers unto
________________________________________________________________________________
                         (name and address of assignee)

the within certificate and all rights thereunder, and hereby irrevocably constitutes and appoints _______, attorney, to transfer said certificate on the books kept for registration thereof, with full power of substitution in the premises.

Dated: _____________________________________________________________________   *
                              Signature Guaranteed:

______________

(*) NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the within Certificate in every particular, without alteration, enlargement or any change whatsoever.

                                     Ex.A-5           Series 2004-NTC Supplement

                                                                       EXHIBIT B

                         FORM OF PAYMENT DATE STATEMENT

      (a) The aggregate amount of Collections, the aggregate amount of Non-Principal Collections and the aggregate amount of Principal Collections processed during the immediately preceding Collection Period, and the Pool Balance as of the end of such Collection Period;

      (b) the Floating Allocation Percentage, the Principal Allocation Percentage and the Series 2004-NTC Allocation Percentage relating to such Collection Period;

      (c) the total amount, if any, distributed on the Series 2004-NTC Certificate;

      (d) the amount of such payment allocable to principal on the Series 2004-NTC Certificate;

      (e) [the amount of such payment allocable to interest on the Series 2004-NTC Certificate;]

      (f)   the Investor Default Amount for the applicable Payment Date;

      (g)   the Deficiency Amount, if any, for the preceding Collection Period;

      (h) the amount of the Investor Charge-Offs and the amounts of reimbursements thereof for the preceding Collection Period;

      (i) the amount of the Monthly Servicing Fee for the preceding Collection Period;

      (j) the Invested Amount for such Payment Date (after giving effect to all payments which shall occur on such Payment Date);

      (k)   the Controlled Deposit Amount, if any;

      (l)   the Pool Factor;

      (m)   [LIBOR for the next Interest Period;]

      (n) [the Reserve Fund balance with respect to the current Determination Date;]

      (o)   the Principal Funding Account balance, [the Interest Funding
Account balance,] and the Collection Account balance with respect to the current Payment Date;

      (p) the Servicer Advance, if any, for the current Payment Date and reimbursement of any Servicer Advance;

      (q) [any elective or "deemed" waiver of the Monthly Servicing Fee for the current Payment Date;]

                                     Ex.B-1           Series 2004-NTC Supplement

      (r) if a Dealer Overconcentration exists, (i) the Unconcentrated Pool Balance, (ii) the aggregate amount of such Dealer Overconcentration, (iii) the applicable Unconcentrated Percentage and Overconcentrated Percentage, and (iv) the portion of Collections, Miscellaneous Payments and the Defaulted Amount allocated to the Dealer Overconcentration Series and other Series;

      (s)   [the Monthly Interest;]

      (t)   [the Additional Interest;]

      (u)   the Series 2004-NTC Monthly Servicing Fee;

      (v)   [the Reserve Fund Deposit Amount];

      (w)   the Investor Default Amount;

      (x)   the Excess Principal Collections;

      (y)   the amounts to be deposited or applied pursuant to Section 4.6(c);

      (z)   the amount calculated pursuant to Section 4.7(a)(i);

      (aa)  the amount calculated pursuant to Section 4.8;

      (bb)  the amount calculated pursuant to Section 4.10; and

      (cc) Miscellaneous Payments, including Adjustment Payments, Transfer Deposit Amounts and Unallocated Principal Collections.

                                     Ex.B-2           Series 2004-NTC Supplement

                                                                      SCHEDULE 1

Name of Series
2004-NTC Account                          Account No.
-------------------------                 -----------
Interest Funding Account                     [ ]
Principal Funding Account                    [ ]
[Reserve Fund]                               [ ]

[All of the foregoing accounts are maintained at Deutsche Bank Trust Company Americas.]

                                     Sch.1-1          Series 2004-NTC Supplement